Exhibit (c)(i)

GRASIM INDUSTRIES LIMITED

AND

CITIBANK, N.A.,

As Depositary,

AND

ALL HOLDERS AND BENEFICIAL OWNERS OF
GLOBAL DEPOSITARY RECEIPTS
OUTSTANDING UNDER THE TERMS OF THE
DEPOSIT AGREEMENT, DATED AS OF NOVEMBER 25, 1992, AS AMENDED BY
AMENDMENT NO. 1 TO DEPOSIT AGREEMENT, DATED AS OF JUNE 15, 1994

Amendment No. 2 to Deposit Agreement

Dated as of January 14, 2010

AMENDMENT NO. 2 TO DEPOSIT AGREEMENT

AMENDMENT NO. 2 TO DEPOSIT AGREEMENT, dated as of January 14, 2010 (the “Amendment”), by and among (i) Grasim Industries Limited, a corporation organized under the laws of India (the “Company”), (ii) Citibank, N.A., a national banking association organized under the laws of the United States of America (the “Depositary”), and (iii) all Holders and Beneficial Owners of Global Depositary Receipts issued under the Deposit Agreement, dated as of November 25, 1992, as amended by Amendment No. 1 to Deposit Agreement, dated as of June 15, 1994.

WITNESSETH THAT:

WHEREAS, the Company and the Depositary entered into that certain Deposit Agreement, dated as of November 25, 1992, as amended by Amendment No. 1 to Deposit Agreement, dated as of June 15, 1994 (as so amended, the “Deposit Agreement”), for the creation of Global Depositary Shares (“GDSs”) representing the Shares (as defined in the Deposit Agreement) on deposit and for the execution and delivery of Global Depositary Receipts (“GDRs”) in respect of the Global Depositary Shares; and

WHEREAS, the Company and the Depositary desire to (i) amend the GDRs currently outstanding, the form of GDR annexed to the Deposit Agreement as Exhibit B thereto, and the Fee Schedule annexed to the Deposit Agreement as Exhibit D thereto to enable the Depositary to charge certain additional fees in respect of the GDSs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement, the GDRs currently outstanding, the form of GDR annexed as Exhibit B to the Deposit Agreement and the Fee Schedule annexed to the Deposit Agreement as Exhibit D as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.                    Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

SECTION 1.02.                    Effective Date. The term “Effective Date” shall mean the later to occur of the expiration of 30 days after notice of this Amendment has been given to Holders of outstanding GDRs. After the Effective Date, the Deposit Agreement shall be referred to as the Deposit Agreement by and among the Company, the Depositary and all Holders and Beneficial Owners of Global Depositary Shares evidenced by Global Depositary Receipts issued thereunder.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT

SECTION 2.01.                    Deposit Agreement. All references in the Deposit Agreement to the term “Deposit Agreement” shall, as of the Effective Date, refer to the Deposit Agreement, dated as of November 25, 1992, as amended by Amendment No. 1 to Deposit Agreement, dated as of June 15, 1994, as further amended by this Amendment and as further amended and supplemented from time to time after the Effective Date in accordance with the terms of the Deposit Agreement.

SECTION 2.02.                    Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the amendments to the Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of GDSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of GDSs issued after the Effective Date.

SECTION 2.03.                    Change of Fees of the Depositary. All references made in the Deposit Agreement to the fees and/or charges of the Depositary shall, as of the Effective Date, refer to the fees set forth in the Fee Schedule annexed as Exhibit B to this Amendment.

SECTION 2.04.                    Change of Fees of the Depositary. To reflect the change in fees, the Deposit Agreement is hereby amended as of the Effective Date by deleting Section 5.06 in its entirety and inserting the following in its stead:

“Section 5.06 Fees and Charges of Depositary. The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering GDSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary’s fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit D. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary Fees payable upon (i) deposit of Shares against issuance of GDSs and (ii) surrender of GDSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the GDSs so issued are delivered (in the case of GDS issuances) and to the person who delivers the GDSs for cancellation to the Depositary (in the case of GDS cancellations). In the case of GDSs issued by the Depositary into DTC or presented to the Depositary via DTC, the GDS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the GDSs from the Depositary or the DTC Participant(s) surrendering the GDSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable GDS record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the GDS record date established by the Depositary. For GDSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold GDSs.

The Depositary may remit to the Company all or a portion of the Depositary fees charged for the reimbursement of certain expenses incurred by the Company in respect of the GDR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.”

SECTION 2.05.                    Rule 12g3-2(b) Amendment. To reflect the recent amendments to Rule 12g3-2(b) by the Commission under the Exchange Act, the Deposit Agreement is hereby amended as of the Effective Date by deleting Section 4.11 in its entirety, and inserting the following in its stead:

“Section 411. Available Information. The Company publishes the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market. As of the date hereof the Company’s internet website is www.grasim.com. The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(e). The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549.”

ARTICLE III

AMENDMENTS TO THE FORM OF GDR

SECTION 3.01.                    GDR Amendment. The form of GDR attached as Exhibit B to the Deposit Agreement and each of the GDRs issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by:

(a)               deleting the first sentence of paragraph (1) thereof in its entirety and inserting the following in its stead:

“This Global Depositary Receipt is one of an issue of Global Depositary Receipts (“Receipts” or “GDRs”), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of November 25, 1992, as amended by Amendment No. 1 to Deposit Agreement, dated as of June 15, 1994, as further amended by Amendment No. 2 to Deposit Agreement, dated as of January 14, 2010 (as so amended and as further amended and supplemented from time to time, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders and Beneficial Owners of GDSs evidenced by GDRs, each of whom by accepting an GDS becomes bound by all the terms and provisions thereof.”

(b)               deleting paragraph (8) thereof in its entirety and inserting the following in its stead:

“(8) Charges of Depositary. The Depositary shall charge the following fees:

(i)	Issuance Fee: to any person depositing Shares or to whom GDSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

(ii)	Cancellation Fee: to any person surrendering GDSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) so surrendered;

(iii)	Cash Distribution Fee: to any Holder of GDS(s), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements); and

(iv)	Stock Distribution/Rights Exercise Fee: to any Holder of GDS(s), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held for the distribution of stock dividends or other free stock distributions or upon the exercise of rights to purchase additional GDSs;

(v)	Other Distribution Fee: to any Holder of GDS(s), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held for the distribution of securities other than GDSs or rights to purchase additional GDSs; and

(vi)	Depositary Services Fee: to any Holder of GDS(s), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering GDSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of GDSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)	such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, GDSs and GDRs; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (21) of this GDR and as contemplated in the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary fees payable upon (i) deposit of Shares against issuance of GDSs and (ii) surrender of GDSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the GDSs so issued are delivered (in the case of GDS issuances) and to the person who delivers the GDSs for cancellation to the Depositary (in the case of GDS cancellations). In the case of GDSs issued by the Depositary into DTC or presented to the Depositary via DTC, the GDS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the GDSs from the Depositary or the DTC Participant(s) surrendering the GDSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable GDS record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the GDS record date established by the Depositary. For GDSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold GDSs.

The Depositary may remit to the Company all or a portion of the Depositary fees charged for the reimbursement of certain expenses incurred by the Company in respect of the GDR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.”

(c)               Deleting the first sentence of paragraph (13) in its entirety and inserting the following in its stead:

“The Company publishes the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market. As of the date hereof the Company’s internet website is www.grasim.com. The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(e). The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549.”

SECTION 3.02.                    Change of Fees and Charges of the Depositary. All references to the Fees and Charges of Depositary made in the form of GDR attached as Exhibit B to the Deposit Agreement and in each of the GDRs outstanding, as of the Effective Date, under the terms of the Deposit Agreement shall, as of the Effective Date, refer to the Fees and Charges of the Depositary set forth in paragraph (8) of the Form of GDR attached as Exhibit A to this Amendment and the Fee Schedule attached as Exhibit B to this Amendment.

ARTICLE IV

AMENDMENTS TO THE FEE SCHEDULE

SECTION 4.01.                    Amendment to Fee Schedule. The Fee Schedule annexed to the Deposit Agreement as Exhibit D is hereby amended by deleting it in its entirety and inserting Exhibit B to this Amendment in its stead.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

SECTION 5.01.                    Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

(a)               This Amendment, when executed and delivered by the Company, and the Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b)               In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in India, neither of such agreements need to be filed or recorded with any court or other authority in India, nor does any stamp or similar tax need be paid in India on or in respect of such agreements; and

(c)               All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

ARTICLE VI

MISCELLANEOUS

SECTION 6.01.                    New GDRs. From and after the Effective Date, the Depositary shall arrange to have new GDRs printed or amended that reflect the changes to the form of GDR effected by this Amendment. All GDRs issued after the Effective Date, once such new GDRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing GDRs, shall be substantially in the form of the specimen GDR attached as Exhibit A hereto. However, GDRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of GDR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

SECTION 6.02.                    Notice of Amendment to Holders of GDSs. The Depositary is hereby directed to send notices informing the Holders of GDSs (i) of the terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Holder of GDRs shall be given the opportunity, but that it is unnecessary, to substitute their GDRs with new GDRs reflecting the changes effected by this Amendment, as provided in Section 6.01 hereof and (iv) that copies of this Amendment may be obtained from the Depositary and the Company upon request.

SECTION 6.03.                    Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein.

SECTION 6.04.                    Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

SECTION 6.05.                    Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of choice of law.

SECTION 6.06.                    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

GRASIM INDUSTRIES LIMITED

By:	/s/Ashok Malu
Name:Ashok Malu Title: Company Secretary

CITIBANK, N.A., as Depositary

By:	/s/ Keith Galfo
Name: Keith Galfo Title: Vice President

EXHIBIT A

[FORM OF GDR]

Number ________________	CUSIP Number 388706103

GLOBAL DEPOSITARY SHARES (EACH
GLOBAL DEPOSITARY SHARE REPRE-
SENTING ONE SHARE)

MASTER GLOBAL DEPOSITARY RECEIPT

FOR

GLOBAL DEPOSITARY SHARES

Representing

DEPOSITED EQUITY SHARES

OF

GRASIM INDUSTRIES LIMITED

(Incorporated in the Republic of India with limited liability

[DTC LEGEND

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the agent authorized by the issuer for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]

SECURITIES ACT LEGEND

NEITHER THIS SECURITY NOR ANY SECURITY REPRESENTED HEREBY HAS BEEN REGISTERED UNDER THE UNITED STATES OF AMERICA SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY OR ANY DEPOSITARY RECEIPT REPRESENTING THIS SECURITY AND ANY SECURITY REPRESENTED HEREBY MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER THAT IS AWARE THAT THE RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

INDIAN LEGEND

THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES FOR THE BENEFIT OF THE ISSUER THAT THIS SECURITY AND THE GLOBAL DEPOSITARY SHARES REPRESENTED HEREBY MAY NOT AT ANY TIME BE OFFERED OR SOLD DIRECTLY OR INDIRECTLY TO ANY PERSON IN INDIA OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A RESIDENT OF INDIA.

CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that Cede & Co., as nominee of The Depository Trust Company (hereafter "DTC"), is the record owner of the number of Global Depositary Shares indicated on the records of the Depositary, representing validly issued, deposited and fully paid equity shares, nominal value 10 Rupees per share, or evidence of rights to receive such shares ("Shares"), of Grasim Industries Limited, a corporation organized under the laws of the Republic of India (the "Company"). As of the date of the Deposit Agreement (as hereafter defined), each GDS represents one Share deposited under the Deposit Agreement with the Custodian, which at the date of execution of the Deposit Agreement is Citibank, N.A. - Bombay Branch (the "Custodian").

(1)               The Deposit Agreement. This Global Depositary Receipt is one of an issue of Global Depositary Receipts ("Receipts" or "GDRs"), all issued and to be issued upon the terms and conditions set forth in the Deposit Agreement, dated as of November 25, 1992, as amended by Amendment No. 1 to Deposit Agreement, dated as of June 15, 1994, as further amended by Amendment No. 2 to Deposit Agreement, dated as of January 14, 2010 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners of GDSs evidenced by GDRs, each of whom by accepting an interest in a GDS becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the GDRs and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Principal New York Office and Principal London Office of the Depositary and at the principal office of the Custodian. The statements made on the face and the reverse of this GDR are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Terms defined in the Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Deposit Agreement.

(2)               Surrender of GDRs and Withdrawal of Deposited Securities. Upon:

(i)                 surrender of GDSs by (a) delivery at the Depositary's Principal New York Office, the Depositary's Principal London Office or at such other offices as the Depositary may designate of a GDR (properly endorsed in blank or accompanied by proper instruments of transfer in blank, to the extent required by the Depositary), or (b) receipt by the Depositary by electronic transfer from DTC or a DTC participant to the Depositary's DTC account of certain GDSs (along with written instructions from DTC or a DTC participant requesting withdrawal of Deposited Securities represented by such GDSs on behalf of the Beneficial Owner of the GDRs which evidence such GDSs ("Withdrawal Instructions")) and cancellation of such GDSs by debit to such account and adjustment of the records of the Depositary in respect of the Master Receipt, in either case for the purpose of withdrawal of the Deposited Securities represented thereby,

(ii)              payment of the fees and expenses of the Depositary for the cancellation of GDSs (as set forth in paragraph (8) of this GDR) and all taxes and other governmental charges payable in connection with such surrender and withdrawal,

(iii)            receipt by the Depositary of certification substantially in the form of Exhibit C-2 annexed to the Deposit Agreement (by or on behalf of the beneficial owner of the Deposited Securities being withdrawn), including an executed version of the Right of First Refusal Agreement referred to therein (so long as and in such other form as the Company shall instruct the Depositary in writing to accept), and

(iv)             subject to the terms and conditions of the Deposit Agreement, the Holder or Beneficial Owner of the GDRs which evidence such GDSs shall be entitled to physical, or if available electronic, delivery at the office of the Custodian in Bombay without unreasonable delay of the applicable Deposited Securities. Withdrawal Instructions shall be given by letter or, at the request, risk and expense of the Holder, Beneficial Owner or DTC participant, by cable, telex or facsimile transmission.

Certificates representing Deposited Securities withdrawn hereunder shall bear the 45 Day Legend (if withdrawn before the Transfer Date) and (in the case of Shares) the Right of First Refusal Legend and may bear the Securities Act Legend and any other legends or notations not inconsistent with this Deposit Agreement which are deemed necessary by the Company or the Depositary to comply with applicable laws.

(3)               Transfers, Split-ups and Combinations. Subject to the terms and conditions of the Deposit Agreement and this GDR, this GDR is transferable on the books of the Depositary upon any surrender by the Holder hereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice and the accurate completion of the certifications appearing on the reverse hereof relating to compliance with the restrictions on transfer hereof) and duly stamped as may be required by any applicable law; provided that the Depositary shall refuse to register any transfer of this GDR if such registration would cause the total number of Shares represented by GDSs evidenced by GDRs held by any Holder of such GDRs (other than the Master GDR) to exceed any limit under applicable law with respect to which the Company has notified the Depositary in writing.

As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, surrender of any GDR for the purpose of withdrawal of any Deposited Securities or adjustment to the Depositary's records in order to reflect deposits of Shares or such transfer, surrender or withdrawal, the Depositary or the Custodian may require (i) payment from the depositor of Shares or the presenter of a GDR or the presenter of written instructions, of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in paragraph (8) of this GDR, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature, including but not limited to a signature guarantee in accordance with industry practice, and (iii) compliance with any laws or governmental regulations relating to depositary receipts in general or to the withdrawal of Deposited Securities.

After consultation with the Company, the delivery of GDRs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or particular Shares may be suspended or withheld, or the registration of transfer of GDRs in particular instances may be refused, or the registration of transfer generally may be suspended, or the surrender of outstanding GDRs or the receipt of Withdrawal Instructions from any person having a beneficial interest in Book-Entry GDSs represented by the Master GDR for the purpose of withdrawal of Deposited Securities may be suspended, during any period when the transfer books of the Depositary or the Company (or the appointed agent of the Company for the transfer and registration of Shares) are closed, or if any such action is deemed necessary or advisable by the Company or the Depositary, in good faith, at any time or from time to time.

The Depositary may refuse to execute or deliver or register the transfer of all or any part of any GDR, or make any distribution of, or related to, Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, payment of applicable Indian or other taxes or governmental charges, or legal or beneficial ownership and the nature of such interest, to provide information relating to the registration on the books of the Company (or the appointed agent of the Company for the transfer and registration of Shares) of the Shares or other securities presented for deposit or other information, to execute such certificates and to make such representations and warranties as the Depositary or the Company may deem necessary or proper to enable the Depositary or the Company to perform its obligations under the Deposit Agreement.

(4)               Interchangeability of Book-Entry GDSs and Separate GDRs. Subject to the terms and conditions of the Deposit Agreement, upon receipt by the Depositary at its Principal New York Office of written instructions from DTC or its nominee on behalf of any person having a beneficial interest in Book-Entry GDSs evidenced by the Master GDR for the purpose of directing the Depositary to execute and deliver a separate GDR evidencing such GDSs, and upon receipt by the Depositary at its Principal New York Office or Principal London Office of a written order of such person containing registration instructions and such other information as the Depositary may require in order to execute and deliver such separate GDR, and together with fully completed, signed certification in substantially the form attached to the Deposit Agreement as Exhibit C-3, and upon payment of the fees and expenses of the Depositary, the Depositary shall follow the procedures set forth in paragraph 7 of the Letter of Representations attached to the Deposit Agreement as Exhibit A for the purpose of reducing the number of Book-Entry GDSs evidenced by the Master GDR and, following such reduction, shall execute and deliver at its Principal New York Office or Principal London Office to or upon the order of the person or persons named in such order a GDR or GDRs registered in the name or names requested by such person and evidencing in the aggregate the number of GDSs equal to the reduction in the number evidenced by the Master GDR.

Subject to the terms and conditions of the Deposit Agreement, upon receipt by the Depositary at its Principal New York Office or Principal London Office of a separate GDR or GDRs, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Depositary, together with fully completed, signed certification in substantially the form attached to the Deposit Agreement as Exhibit C-4, and together with written instructions directing the Depositary to adjust its records to reflect an increase in the aggregate amount of Book-Entry GDSs evidenced by the Master GDR (including, without limitation, information regarding the DTC participant account to be credited with such increase), and upon payment of the fees and expenses of the Depositary, the Depositary shall cancel such separate GDR or GDRs and shall follow the procedures set forth in paragraph 6 of the Letter of Representations attached to the Deposit Agreement as Exhibit A for the purpose of reflecting such increase in the number of Book-Entry GDSs evidenced by the Master GDR.

(5)               Liability of Holder for Taxes and Other Charges. If any Indian or other tax or governmental charge shall become payable with respect hereto or any Deposited Securities represented by the GDSs evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary and any Beneficial Owner hereof shall be liable to the Holder therefor. The Depositary may, and upon the instructions of the Company shall, refuse to effect any registration of transfer of all or part of this GDR or any withdrawal of Deposited Securities represented by the GDSs evidenced hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder hereof any part or all of the Deposited Securities represented by the GDSs evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owners hereof remaining liable for any deficiency.

(6)               Warranties by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares and each certificate therefor are validly issued, outstanding, fully paid and non-assessable and not subject to any claim in respect of preemptive rights, and that the person making such deposit is duly authorized so to do. Such representations and warranties shall survive the deposit of Shares and the issuance of GDRs or adjustments in the Depositary's records in respect thereof.

(7)               Additional Warranties. Each person acquiring a beneficial interest in any GDRs (whether by purchase in the initial offering of the GDSs, by subsequent transfer, upon issuance by the Depositary or otherwise) shall be deemed thereby to:

(A)             (1) represent that either (i) it is acquiring such interest for its own account or an account of another entity and that it or such entity is a QIB or (ii) it is outside the United States or is a United States professional fiduciary acquiring such interest on a discretionary basis for the benefit or account of a person other than a U.S. person, (2) represent that it is not located in India and is not a resident of India or purchasing for, or for the account or benefit of, a resident of India, (3) acknowledge that the GDRs, the GDSs and the Deposited Securities represented by the GDSs have not been, and will not be, registered under the Securities Act and may not be offered, sold, pledged or otherwise transferred except in compliance with the Securities Act Legend, (4) acknowledge that the GDRs and GDSs may not be offered or sold directly or indirectly to any person in India or to, or for the account or benefit of, a resident of India, (5) agree that if it should offer, sell, transfer or otherwise dispose of the GDRs, the GDSs or the underlying Deposited Securities or any beneficial interest therein, it will do so only as permitted by the applicable legends and, if applicable, the Right of First Refusal Agreement, and in each case will give the purchaser notice of any restrictions on resale of the GDRs, GDSs and Deposited Securities, (6) acknowledge that, unless otherwise agreed by the Company and the Depositary, the GDRs and each Share withdrawn from the depositary facility will bear the Securities Act Legend, (7) acknowledge that the GDRs will bear the Indian Legend, (8) acknowledge that Shares withdrawn from the depositary facility before the Transfer Date will bear the 45 Day Legend, (9) understand and agree that as a condition to the withdrawal of Shares from the depositary facility, the beneficial owner of such Shares will be required to enter into a Right of First Refusal Agreement and (10) agree that it will not transfer before the Transfer Date any Deposited Security, and

(B)              represent and warrant that such receipt, transfer or surrender and withdrawal complies with such restrictions. Such representations, warranties and agreements shall survive any such receipt, transfer or surrender and withdrawal.

(8)               Charges of Depositary. The Depositary shall charge the following fees:

(i)                 Issuance Fee: to any person depositing Shares or to whom GDSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

(ii)              Cancellation Fee: to any person surrendering GDSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) so surrendered;

(iii)            Cash Distribution Fee: to any Holder of GDS(s), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements); and

(iv)             Stock Distribution/Rights Exercise Fee: to any Holder of GDS(s), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held for the distribution of stock dividends or other free stock distributions or upon the exercise of rights to purchase additional GDSs;

(v)               Other Distribution Fee: to any Holder of GDS(s), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held for the distribution of securities other than GDSs or rights to purchase additional GDSs; and

(vi)             Depositary Services Fee: to any Holder of GDS(s), a fee not in excess of U.S. $5.00 per 100 GDSs (or fraction thereof) held on the applicable record date(s) established by the Depositary.

In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering GDSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

(a)	taxes (including applicable interest and penalties) and other governmental charges;

(b)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(c)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of GDSs;

(d)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(e)	such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, GDSs and GDRs; and

(f)	the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (21) of this GDR and as contemplated in the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

Depositary fees payable upon (i) deposit of Shares against issuance of GDSs and (ii) surrender of GDSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the GDSs so issued are delivered (in the case of GDS issuances) and to the person who delivers the GDSs for cancellation to the Depositary (in the case of GDS cancellations). In the case of GDSs issued by the Depositary into DTC or presented to the Depositary via DTC, the GDS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the GDSs from the Depositary or the DTC Participant(s) surrendering the GDSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable GDS record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the GDS record date established by the Depositary. For GDSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold GDSs.

The Depositary may remit to the Company all or a portion of the Depositary fees charged for the reimbursement of certain expenses incurred by the Company in respect of the GDR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.4, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal."

(9)               Title to GDRs. Subject to the limitations set forth herein or in the Deposit Agreement, it is a condition of this GDR, and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on registration of transfer set forth in the legends appearing above on this GDR, title to this GDR (and to each GDS evidenced hereby) is transferable by delivery with the same effect as in the case of a negotiable instrument in accordance with the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder of a GDR as the absolute owner thereof for any purpose, including but not limited to the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Depositary Agreement and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit Agreement to any holder of a GDR unless such holder is the Holder thereof.

(10)           Validity of GDR. This GDR shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this GDR has been executed by the Depositary by the manual signature of a duly authorized signatory or, if a Registrar shall have been appointed, by the manual signature of a duly authorized signatory of such Registrar.

(11)           Disclosure of Interests and Ownership Restrictions. To the extent that provisions of or governing any Deposited Securities or the rules or regulations of any governmental authority require the disclosure to the Company or other persons of the beneficial or other ownership of Deposited Securities, other Shares and other securities, the Depositary shall use its reasonable efforts to comply with such provisions, rules or regulations and with Company instructions in respect thereof, and Holders and Beneficial Owners shall comply with all such disclosure requirements and any related ownership limitations and shall cooperate with the Depositary's compliance with such provisions, rules or regulations and with such Company instructions. The Company may restrict transfers of shares or GDSs where such transfer might result in ownership of Shares exceeding the limits under applicable law. The Company is entitled under the Deposit Agreement to instruct the Depositary to take action with respect to beneficial ownership of Shares by any Holder or Beneficial Owner in excess of any such limitations including, but not limited to, a mandatory sale on behalf of a Holder or Beneficial Owner of the Shares represented by the GDSs held by such Holder or Beneficial Owner in excess of such limitations.

(12)           Available Information. The Company publishes the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company’s primary trading market. As of the date hereof the Company’s internet website is www.grasim.com. The information so published by the Company may not be in English, except that the Company is required, in order to maintain its exemption from the Exchange Act reporting obligations pursuant to Rule 12g3-2(b), to translate such information into English to the extent contemplated in the instructions to Rule 12g3-2(e). The information so published by the Company cannot be retrieved from the Commission’s internet website, and cannot be inspected or copied at the public reference facilities maintained by the Commission located (as of the date of the Deposit Agreement) at 100 F Street, N.E., Washington, D.C. 20549. If, at any time, the Company is neither subject to Section 13 or 15(d) of the Securities Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) of the Securities Exchange Act, the Company hereby undertakes to provide to any Holder or Beneficial Owner and any prospective purchaser designated by a Holder or Beneficial Owner, upon the request of such Holder, Beneficial Owner or prospective purchaser, copies of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of GDSs.

Dated:

Countersigned	CITIBANK, N.A.,
as Depositary

By: ________________________________	By: ________________________________
Authorized Signatory	Vice President

The address of the Principal New York Office of the Depositary as of the date of the Deposit Agreement is 388 Greenwich Street, New York, New York 10013. The address of the Principal London Office of the Depositary as of the date of the Deposit Agreement is Citigroup Centre, 14th floor, Canada Square, Canary Wharf, London E14 5LB, England.

(FORM OF REVERSE OF GDR)

SUMMARY OF CERTAIN ADDITIONAL PROVISIONS

OF THE DEPOSIT AGREEMENT

(13)           Dividends and Distributions; Rights. Whenever the Custodian or the Depositary receives any cash dividend or other cash distribution in respect of any Deposited Securities, the Depositary shall (if at the time of the receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into dollars which can, at the time of receipt thereof be transferred to the United States and distributed to the Holders entitled thereto) cause such dividend or distribution to be converted into dollars and distribute promptly the amount thus received (less any reasonable and customary expenses incurred by the Depositary in converting such foreign currency) to the Holders entitled thereto in proportion to the number of GDSs representing such Deposited Securities held by them respectively, after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of the GDSs representing such Deposited Securities shall be reduced accordingly. If at any time the Depositary determines that in its judgment any foreign currency received by it is not convertible on a reasonable basis into dollars distributable to the Holders entitled thereto, or may not be so convertible for all of the Holders entitled thereto, the Depositary may in its discretion make such conversion, if any, and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the foreign currency (or any appropriate document evidencing the right to receive such foreign currency) received and not so convertible by the Depositary to, or hold such balance for the respective accounts of, the Holders for whom such conversion and distribution is not practicable.

Whenever the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall cause the securities or property received by the Custodian to be distributed to the Holders entitled thereto, after deduction or upon payment of the fees and expenses of the Depositary, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders of Physical GDSs entitled thereto, or if for any other reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash.

If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, with the Company's approval, and shall, if the Company shall so request, either (i) distribute to the Holders entitled thereto, in proportion to the number of GDSs representing such Deposited Securities held by them respectively, additional GDRs for an aggregate number of GDSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of GDSs representing such Shares, in either case after deduction or upon payment of the fees and expenses of the Depositary; provided, however, that if for any reason the Depositary deems such distribution not to be feasible, the Depositary may adopt such method as it may deem equitable and practicable for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing GDRs for fractional GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute (if at the time of receipt thereof such distribution can be made into the United States to the Holders entitled thereto) the net proceeds converted into dollars (if at the time of receipt thereof such amounts may in the judgment of the Depositary be converted on a reasonable basis into dollars), to the holders entitled thereto. If additional GDRs are not so distributed (except pursuant to the preceding sentence), or such change in the records of the Depositary is not made, each GDS shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby.

In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, shall have discretion as to the procedure to be followed in making such rights available to the Holders entitled thereto, subject to Section 5.09 of the Deposit Agreement, or in disposing of such rights on behalf of such Holders and making the net proceeds available in cash to such Holders or, if by the terms of such rights offering or by reason of applicable law, the Depositary may neither make such rights available to such Holders nor dispose of such rights and make the net proceeds available to such Holders, then the Depositary shall allow the rights to lapse; provided, however, that the Depositary will, if requested by the Company, either (a) make such rights available to all or certain Holders or Beneficial Owners by means of warrants or otherwise, if lawful and feasible, after deduction or upon payment of the fees and expenses of the Depositary, (b) if making such rights available to certain Holders or Beneficial Owners is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, make reasonable efforts to sell such rights or warrants or other instruments at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, and after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales for the account of the Holders otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such Holders because of exchange restrictions or the date of delivery of any GDR or GDRs, or otherwise or (c) if it is lawful and feasible, the Depositary may, in its discretion, after deduction or upon payment of the fees and expenses of the Depositary, and upon provision of any documents, statements or certificates that it may specify, take such action as is necessary for certain of the rights to be exercised and the securities obtained upon the exercise thereof to be sold under Regulation S or to be resold under Rule 144A, or privately placed with those Holders or Beneficial Owners to whom such sales or resales may be made or with whom such private placement may be made without the rights or the securities to which such rights relate being registered under the Securities Act.

Notwithstanding the foregoing if, by their terms, any rights offered to the holders of Deposited Securities may be sold or otherwise transferred, the Depositary shall not sell or transfer any such rights offered in respect of the Deposited Securities without first offering such rights to the Company for its designees to purchase in accordance with the Right of First Refusal (as defined below), and further the Depositary shall not make such rights available to any Holders or Beneficial Owners as described in clause (a) above except on terms which require compliance with the Right of First Refusal with respect to such rights. As used herein, the term "Right of First Refusal" shall mean the right of first refusal procedures set forth in the form of Right of First Refusal Agreement appearing in Exhibit C-2 to the Deposit Agreement, provided that for the purposes of this provision, the term "undersigned" shall refer to the Depositary, and the term "Offered Shares" shall refer to the rights proposed to be transferred.

(14)           Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever, for any reason, the Depositary, causes a change in the number of Shares that are represented by each GDS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for such distribution or meeting set by the Company) for the determination of the effectiveness of such change in the number of Shares represented by such GDS or of Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive information as to such meeting, subject to the provisions of the Deposit Agreement.

(15)           Voting of Deposited Securities.

HOLDERS OF GDRs MAY NOT VOTE THE SHARES OR OTHER DEPOSITED SECURITIES REPRESENTED BY THE GDSs EVIDENCED BY SUCH GDRs AND MAY NOT INSTRUCT THE DEPOSITARY AS TO THE VOTING OF SUCH DEPOSITED SECURITIES. IN CERTAIN LIMITED CIRCUMSTANCES, AS SET FORTH IN THE DEPOSIT AGREEMENT, THE DEPOSITARY MAY BE REQUIRED TO EXERCISE THE VOTING RIGHTS IN RESPECT OF THE DEPOSITED SECURITIES AS DIRECTED BY THE COMPANY.

Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, if requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, fix a record date for determining the Holders entitled to receive information as to such meeting, and shall mail to the Holders of record a notice which shall contain: (a) such information as is contained in such notice of meeting and (b) a statement that the Holders of GDRs may not vote the Shares or other Deposited Securities represented by their GDSs.

(16)           Changes Affecting Deposited Securities. Upon any change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the GDSs shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new GDSs are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and shall, at the Company's request, execute and deliver additional GDRs to Holders of Physical GDSs and make appropriate adjustments in its records on behalf of Holders of GDSs in the Master GDR, as in the case of a stock dividend, bonus issue or other free distribution in Shares, or call for the surrender of outstanding GDRs to be exchanged for new GDRs specifically describing such new Deposited Securities. Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall give notice thereof in writing, at the Company's expense, to all Holders.

(17)           Reports; Inspection of Transfer Books. The Depositary shall make available for inspection by Holders at its Principal New York Office and Principal London Office and at the office of each Custodian copies of the Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either, as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders copies of such notices, reports and communications when furnished by the Company to the Depositary as provided in the Deposit Agreement.

The Depositary shall keep books at its Principal New York Office for the registration of GDRs and transfers of GDRs which at all reasonable times shall be open for inspection by Holders and the Company, provided that such inspection shall not to the Depositary's knowledge be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the GDRs. After consultation with the Company, the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement.

(18)           Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution of property (including Shares, rights to subscribe therefor and other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares, rights to subscribe therefor and other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto.

(19)           Liability of the Company and the Depositary. Neither the Depositary nor the Company shall incur any liability to any Holder or Beneficial Owner, if by reason of any provision of any present or future law of the United States, India or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Memorandum or Articles of Association of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, the Custodian or the Company is prevented, delayed or forbidden from doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed; nor shall the Depositary, the Custodian or the Company incur any liability to any Holder or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement.

Neither the Company nor the Depositary assumes any obligation nor shall either of them be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners, except that each of them agrees to use its best judgment and to act in good faith in the performance of its obligations set forth in the Deposit Agreement. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company.

Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary and its agents and the Company and its agents may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. Subject to the provisions of the Deposit Agreement, the Depositary may own and deal in any class of securities of the Company and its affiliates and in GDSs.

The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in accordance with the provisions of the Deposit Agreement and of the GDRs, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of the gross negligence or willful misconduct of either of them, or (ii) by the Company or any of its agents, except to the extent that such liability or expense arises out of information relating to the Depositary or to the Custodian, as the case may be, furnished in a signed writing to the Company by the Depositary expressly for use in any document relating to the GDRs evidencing the GDSs.

The Depositary agrees to indemnify the Company and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian or any of their agents due to the gross negligence or willful misconduct of either the Depositary or the Custodian or any of their agents.

(20)           Resignation and Removal of Depositary; Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by 30 days' written notice of such election delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by 30 days' written notice of such removal which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.

The Depositary may, after consultation with the Company, appoint a substitute or an additional custodian and the term "Custodian" shall also refer to such substitute or additional custodian.

(21)           Amendment of Deposit Agreement and GDRs. Prior to the Transfer Date, neither the GDRs nor the Deposit Agreement may be amended in a manner which is adverse to the Holders or Beneficial Owners, except as required by law. Except as provided in the preceding sentence, the GDRs and the Deposit Agreement may at any time be amended by agreement between the Company and the Depositary. Any amendment which imposes or increases any fees or charges (other than the fees of the Depositary for the issuance, execution and delivery of GDRs and taxes and other governmental charges), or which otherwise prejudices any substantial existing right of Holders, will not take effect as to outstanding GDRs until the expiration of 30 days after the notice of such amendment has been given to the Holders of outstanding GDRs. Every Holder and Beneficial Owner at the time any amendment becomes effective will be deemed, by continuing to hold its GDRs or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holders of any GDR to surrender such GDR and receive therefor the Deposited Securities represented thereby or instruments of transfer therefor, except in order to comply with mandatory provisions of applicable law.

Notwithstanding the foregoing, the Deposit Agreement may be amended at any time (whether or not materially adverse to the Holders or Beneficial Owners) by agreement between the Company and the Depositary if such amendment is, in their view, necessary or desirable to make tax benefits available to Holders or Beneficial Owners or to take into account new rules adopted by the NASD or DTC, in each case as described under "Possible Amendments to the Deposit Agreement" in the Final Offering Circular dated November 25, 1992, which section is attached as Exhibit E to the Deposit Agreement.

(22)           Termination of Deposit Agreement. Before the Transfer Date, the Deposit Agreement may not be terminated except as required by law. On and after the Transfer Date, the Depositary shall, whenever so directed by the Company, terminate the Deposit Agreement by mailing notice of such termination to the Holders of all GDRs then outstanding at least 60 days prior to the date fixed in such notice for such termination. On and after the Transfer Date, the Depositary may likewise terminate this Agreement if at any time 90 days after the Depositary shall have delivered to the Company a written notice of its election to resign, a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement.

If any GDRs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of GDRs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities and shall, as directed by the Company, either (i) sell property and rights and convert Deposited Securities into cash and deliver the net proceeds of such sales or conversions as provided in the Deposit Agreement or (ii) deliver Deposited Securities, in each case together with any dividends or other distributions received with respect thereto, in exchange for GDRs surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of GDRs which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto ________________ whose taxpayer identification number is _____________ and whose address including postal zip code is ________________ the within GDR and all rights thereunder, hereby irrevocably constituting and appointing ______________ attorney-in-fact to transfer said GDR on the books of the Depositary with full power of substitution in the premises.

________________________________
[NAME OF HOLDER]

Dated: ____________________	By: _____________________________
Title:

NOTICE: The signature of the Holder to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

SIGNATURE GUARANTEED

_____________________________________

EXHIBIT B

FEE SCHEDULE

DEPOSITARY FEES AND RELATED CHARGES

All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Deposit Agreement.

(I)       Depositary Fees

The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering GDSs for cancellation agree to pay the following fees of the Depositary:

Service	Rate	By Whom Paid
(1) Issuance of GDSs upon deposit of Shares (excluding issuances as a result of distributions described in paragraph (4) below).	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) issued.	Person depositing Shares or person receiving GDSs.
(2) Delivery of Deposited Securities against surrender of GDSs.	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) surrendered.	Person surrendering GDSs for purpose of withdrawal of Deposited Securities or person to whom Deposited Securities are delivered.
(3) Distribution of cash dividends or other cash distributions (i.e., sale of rights and other entitlements).	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) held.	Person to whom distribution is made.
(4) Distribution of GDSs pursuant to (i) stock dividends or other free stock distributions, or (ii) exercise of rights to purchase additional GDSs.	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) held.	Person to whom distribution is made.
(5) Distribution of securities other than GDSs or rights to purchase additional GDSs (i.e., spin-off shares).	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) held.	Person to whom distribution is made.
(6) Depositary Services.	Up to U.S. $5.00 per 100 GDSs (or fraction thereof) held.	Person holding GDSs on applicable record date(s) established by the Depositary.

B-1

(II)       Charges

Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering GDSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i)	taxes (including applicable interest and penalties) and other governmental charges;

(ii)	such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii)	such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of GDSs;

(iv)	the expenses and charges incurred by the Depositary in the conversion of foreign currency;

(v)	such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, GDSs and GDRs; and

(vi)	the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Securities.

B-2

EXHIBIT C

NOTICE OF AMENDMENT TO HOLDERS OF GRASIM INDUSTRIES LIMITED

To all Holders and Beneficial Owners of Global Depositary Receipts (“GDRs”)
representing the Deposited Securities of the Company

Company:	Grasim Industries Limited, a corporation organized under the laws of India (the “Company”).
Depositary:	Citibank, N.A. (the “Depositary”).
Deposited Securities:	Fully paid equity shares of the Company (the “Shares”).
GDS CUSIP No.:	388706103
Deposit Agreement:	Deposit Agreement, dated as of November 25, 1992, as amended by Amendment No. 1 to Deposit Agreement, dated as of June 15, 1994 (the “Original Deposit Agreement”), as further amended by Amendment No. 2 to Deposit Agreement, dated as of January 14, 2010 (as so amended, the “Deposit Agreement”), by and among the Company, the Depositary and all Holders and Beneficial Owners of Global Depositary Receipts issued thereunder.
Effective Date:	Thirty (30) days after the date of this notice.

Notice is hereby given that, pursuant to the terms of the Original Deposit Agreement, the Company and the Depositary have agreed to amend the Original Deposit Agreement by means of an Amendment No. 2 to the Deposit Agreement, dated as of January 14, 2010 (the “Amendment”). Capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

Pursuant to the terms of the Amendment, the Deposit Agreement and all GDRs outstanding are to be amended to adopt a new fee structure for the GDSs.

The terms of the Amendment are expected to take effect at the close of business in New York on February 15, 2010. By continuing to hold any outstanding GDSs issued under the Original Deposit Agreement after the date of this Notice, Holders and Beneficial Owners of GDSs will be deemed for all purposes to have consented and agreed to be bound by the revised terms of the Deposit Agreement as amended by the Amendment. A copy of the Fee Schedule is attached to this Notice sets forth the total fees to be charged by the Depositary in respect of the GDSs.

C-1

The Depositary shall arrange to have new GDRs printed that reflect the changes effected by the Amendment. However, GDRs issued prior to the date hereof and which do not reflect the changes effected by the Amendment do not need to be surrendered for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason.

Copies of the Deposit Agreement and the Amendment will be available for retrieval from the principal office of the Depositary located at 388 Greenwich Street, New York, New York 10013. If you have any questions regarding the amendment to the Deposit Agreement, please call Citibank, N.A. — ADS Holder Services at 1-877-248-4237.

Citibank, N.A., as Depositary

January 14, 2010

C-2

TABLE OF CONTENTS

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Table of Contents

(continued)

Page

EXHIBIT A

[FORM OF GDR]	A-1

EXHIBIT B

FEE SCHEDULE DEPOSITARY FEES AND RELATED CHARGES	B-1

EXHIBIT C

NOTICE TO HOLDERS	C-1

ii